Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER RESULTS; AND WITHDRAWS FISCAL YEAR 2020 GUIDANCE GIVEN UNCERTAINTIES OF COVID-19
RUTLAND, VERMONT (May 7, 2020) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended March 31, 2020. The Company also withdraws guidance for the fiscal year ending December 31, 2020.
Highlights for the Three Months Ended March 31, 2020:
•Revenues were $182.9 million for the quarter, up $19.2 million, or up 11.8%, from the same period in 2019.
•Overall solid waste pricing for the quarter was up 5.8%, driven by robust collection pricing, up 5.2%, and strong disposal pricing, up 7.7%, from the same period in 2019.
•Net income was $1.0 million for the quarter, up $2.7 million from the same period in 2019.
•Adjusted Net Income* was $2.5 million for the quarter, up $3.0 million from the same period in 2019.
•Adjusted EBITDA* was $33.5 million for the quarter, up $6.9 million, or up 25.9%, from the same period in 2019.
•Net cash provided by operating activities was $14.8 million for the quarter, up $10.0 million, or up 209.6% from the same period in 2019.
•Normalized Free Cash Flow* was $4.0 million for the quarter, up $12.5 million from the same period in 2019.
“During the first quarter, we continued to execute well against our key long-term strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “Our solid waste pricing programs were ahead of budget as we advanced 5.2% pricing in the collection line-of-business and 10.1% pricing at the landfills, with overall solid waste price increasing by 5.8%. Solid waste volumes were down (2.7)% in the quarter, as we continued to focus on shedding unprofitable work, advancing pricing in excess of inflation, and we began to experience early negative volume impacts from COVID-19 as the shelter-in-place orders forced businesses to close and construction to come to a halt.”
“We continue to make substantial progress executing against our strategic growth initiative, as we acquired four businesses with approximately $13 million of annualized revenues in 2020,” Casella said. “Our acquisition pipeline remains robust, and while we believe that there is substantial opportunity to drive additional cash flow growth across our footprint, we do expect acquisition activity to slow in the near term as we focus on managing our business through the COVID-19 pandemic.”
“During the first quarter we completed the realignment of our recycling, organics and customer solutions groups into the newly formed Resource Solutions segment,” Casella said. “This is an important long-term strategic move to ensure that our resource-oriented teams are well aligned as they help customers achieve their sustainability goals, while effectively leveraging synergies across operations, sales and the back-office. You will see this change presented in our segment reporting for the quarter.”
“Our first quarter results did not have significant negative impacts from the COVID-19 pandemic as the stay-at-home orders and widespread business shutdowns did not occur until roughly mid-March across our operating footprint,” Casella said.
For the quarter, revenues were $182.9 million, up $19.2 million, or 11.8%, from the same period in 2019, with revenue growth mainly driven by: robust collection and strong disposal pricing; the roll-over impact from acquisitions; higher resource solutions volumes; higher recycling processing price; and higher fees; partially offset by lower solid waste volumes and lower recycling commodity prices.
Net income was $1.0 million for the quarter, or $0.02 per diluted common share for the quarter, as compared to net loss of $(1.7) million, or $(0.04) per diluted common share, for the same period in 2019. The first quarter included $1.0 million of expense from acquisition activities and other items and $0.6 million of legal and other expenses associated with the Southbridge Landfill closure. The same quarter last year included $0.7 million of expense from acquisition activities and other items and $0.6 million of legal and other costs associated with the Southbridge Landfill closure.
Adjusted Net Income was $2.5 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.05 for the quarter, as compared to Adjusted Net Loss of $(0.5) million, or Adjusted Diluted Earnings Per Common Share of $(0.01), for the same period in 2019.

Response to COVID-19 and Business Update
“I couldn’t be prouder of our 2,500 dedicated employees, especially our frontline team members who have worked hard throughout this challenging and uncertain time to effectively service our customers while meeting our high safety and environmental standards,” Casella said. “My heart goes out to the individuals and communities, including first responders and healthcare workers, most deeply impacted by the COVID-19 pandemic. We have been working hard to do our part during this pandemic as an essential service provider to keep our customers serviced and our facilities operating in order to support hospitals, clinics, grocery stores and other critical businesses and industries.”
“Since the outbreak of COVID-19 in early March, our number one priority has been to keep our people and the communities we operate in safe and healthy by strictly adhering to CDC recommendations and establishing appropriate personal protective equipment, exposure reduction plans for each frontline role, contact tracing, and disinfectant procedures,” Casella said. “We have also developed operating continuity plans including the establishment of a priority response team composed of top drivers, technicians, and equipment operators that can be mobilized to any facility across our footprint to reduce service interruptions. In addition, we have effectively transitioned key back office functions to work-from-home through the effective use of technology with minimal impacts to our ability to execute each day. And, finally we have focused on maintaining open communication with our customers and working to create necessary flexibility of service and terms to help our customers and communities through this challenging time.”
“We entered the COVID-19 crisis as a strong company - with an experienced and well balanced team, excellent culture and core values, a solid balance sheet with sufficient liquidity, robust cash flow generation, effective risk management programs, stable business processes, and consistent strategic execution,” Casella said. “As an essential service provider we have continued to operate through the COVID-19 pandemic, with approximately 87% of our revenues from stable recurring sources such as residential collection, recycling processing, and organics lines-of-business.”
“We have experienced revenue declines in our commercial collection line-of-business as various commercial customers have temporarily closed or reduced services; in our roll-off collection line-of-business as many construction projects were temporarily halted or industrial customers have reduced services; and in our disposal line-of-business due to lower economic and construction activity across our markets,” Casella said. “In April, revenues declined -0.9% year-over-year, or declined approximately -8.1% excluding the roll-over impact from acquisitions completed in the last year.”
"We are actively managing our business to address the challenges of uncertainty around COVID-19 and have taken the following steps to adjust our cost structure, maintain liquidity, and increase cash flows:
•Developed daily tracking tools to monitor any revenue or expense changes to ensure proactive management;
•Downsized our workforce through the reduction of hours, reduction of overtime, furloughs and layoffs;
•Actively flexed variable operating and general and administration costs;
•Instituted a hiring freeze for all non-essential roles and frozen salary increases;
•Increased cash on our balance sheet to $26.2 million at March 31, 2020; and
•Froze approximately $10.0 million of discretionary capital expenditures."
The Company's next major debt maturity is its senior secured credit facility in May 2023, and as of March 31, 2020 the Company had $139.8 million of liquidity including cash and availability on its revolving credit facility.
2020 Outlook
“We have chosen to withdraw our financial guidance for the fiscal year ending December 31, 2020 due to the uncertainty of the impacts of the COVID-19 pandemic,” Casella said. “We hope to have more visibility on key variables such as the lifting of the stay-at-home orders and the state of the economy when we announce our second quarter results.”
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, May 8, 2020 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The Conference ID is 168 0479 for the call and the replay.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 168 0479).

About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, impacts from divestiture transactions, losses on debt modifications and extinguishments, as well as impairment of investments ("Adjusted Net Income (Loss)"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings Per Common Share, which is Adjusted Net Income (Loss) divided by Adjusted Diluted Weighted Average Common Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders, plus (less) certain cash outflows (inflows) associated with landfill closure, site improvement and remediation, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, plus (less) cash outflows (inflows) associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions, plus cash outflows associated with Waste USA landfill phase VI construction (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, expense from acquisition activities and other items, withdrawal costs - multiemployer pension plan, environmental remediation charges, losses on debt modifications and extinguishments, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge (settlement), net, impairment of investment, operating lease right-of-use assets expense, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total debt, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income (Loss) are reconciled to net income (loss); Adjusted Diluted Earnings Per Common Share is reconciled to diluted earnings per common share; Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total debt.

The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Common Share, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business; our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for fiscal 2020, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: it is hard to predict the duration and severity of COVID-19 and its negative effect on the economy, our operations and financial results; policies adopted by China and other countries will further restrict imports of recyclable materials into those countries and have a further material impact on the Company’s financial results; the capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, the lawsuit relating to odors at the Ontario County Landfill, and the lawsuit relating to the North Country landfill could result in material unexpected costs; the refiling of the Company's permit application for expansion airspace at the North Country landfill could result in construction delays and could result in material unexpected losses if rejected; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the economics of recycling programs may cause municipalities to reconsider the viability of continuing these programs; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its significant risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's most recently filed Form 10-K and in other filings that the Company may make with the Securities and Exchange Commission in the future.

The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$182,910	$163,664
Operating expenses:
Cost of operations	128,518	117,759
General and administration	24,352	22,742
Depreciation and amortization	21,406	17,489
Expense from acquisition activities and other items	1,009	677
Southbridge landfill closure charge	613	555
	175,898	159,222
Operating income	7,012	4,442
Other expense (income):
Interest expense, net	5,901	6,343
Other expense (income), net	43	(216)
Other expense, net	5,944	6,127
Income (loss) before income taxes	1,068	(1,685)
Provision for income taxes	109	29
Net income (loss)	$959	$(1,714)
Basic weighted average common shares outstanding	48,005	45,913
Basic earnings per common share	$0.02	$(0.04)
Diluted weighted average common shares outstanding	48,262	45,913
Diluted earnings per common share	$0.02	$(0.04)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,221	$3,471
Accounts receivable, net of allowance for credit losses	73,509	80,205
Other current assets	19,824	19,137
Total current assets	119,554	102,813
Property, plant and equipment, net of accumulated depreciation and amortization	454,800	443,825
Operating lease right-of-use assets	107,133	108,025
Goodwill	186,626	185,819
Intangible assets, net of accumulated amortization	57,943	58,721
Restricted assets	1,410	1,586
Cost method investments	11,264	11,264
Deferred income taxes	7,259	8,577
Other non-current assets	11,651	11,552
Total assets	$957,640	$932,182
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$5,392	$4,301
Current operating lease liabilities	8,829	9,356
Accounts payable	53,822	64,396
Other accrued liabilities	47,110	52,536
Total current liabilities	115,153	130,589
Debt, less current portion	547,729	509,021
Operating lease liabilities, less current portion	71,729	70,709
Other long-term liabilities	105,033	99,110
Total stockholders' equity	117,996	122,753
Total liabilities and stockholders' equity	$957,640	$932,182

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$959	$(1,714)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	21,406	17,489
Depletion of landfill operating lease obligations	1,673	1,648
Interest accretion on landfill and environmental remediation liabilities	1,794	1,804
Amortization of debt issuance costs	527	575
Stock-based compensation	1,562	1,431
Operating lease right-of-use assets expense	2,417	2,579
Loss (gain) on sale of property and equipment	137	(57)
Southbridge Landfill non-cash closure charge	51	—
Non-cash expense from acquisition activities and other items	532	14
Deferred income taxes	967	188
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(17,234)	(19,180)
Net cash provided by operating activities	14,791	4,777
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(5,144)	(1,222)
Additions to property, plant and equipment	(19,851)	(18,243)
Proceeds from sale of property and equipment	51	57
Net cash used in investing activities	(24,944)	(19,408)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	73,500	10,600
Principal payments on debt	(40,686)	(80,746)
Payments of debt issuance costs	(11)	—
Proceeds from the exercise of share based awards	100	260
Proceeds from the public offering of Class A Common Stock	—	100,446
Net cash provided by financing activities	32,903	30,560
Net increase in cash and cash equivalents	22,750	15,929
Cash and cash equivalents, beginning of period	3,471	4,007
Cash and cash equivalents, end of period	$26,221	$19,936
Supplemental Disclosure of Cash Flow Information:
Cash interest	$5,372	$5,718
Cash income tax payments, net	$84	$51
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$6,469	$2,473

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income* from Net income (loss):

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$959	$(1,714)
Net income (loss) as a percentage of revenues	0.5%	(1.0)%
Provision for income taxes	109	29
Other expense (income), net	43	(216)
Interest expense, net	5,901	6,343
Expense from acquisition activities and other items	1,009	677
Southbridge Landfill closure charge	613	555
Depreciation and amortization	21,406	17,489
Depletion of landfill operating lease obligations	1,673	1,648
Interest accretion on landfill and environmental remediation liabilities	1,794	1,804
Adjusted EBITDA	$33,507	$26,615
Adjusted EBITDA as a percentage of revenues	18.3%	16.3%
Depreciation and amortization	(21,406)	(17,489)
Depletion of landfill operating lease obligations	(1,673)	(1,648)
Interest accretion on landfill and environmental remediation liabilities	(1,794)	(1,804)
Adjusted Operating Income	$8,634	$5,674
Adjusted Operating Income as a percentage of revenues	4.7%	3.5%

Following is a reconciliation of Adjusted Net Income (Loss) from Net income (loss):

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$959	$(1,714)
Expense from acquisition activities and other items	1,009	677
Southbridge Landfill closure charge	613	555
Tax effect (i)	(56)	(14)
Adjusted Net Income (Loss)	$2,525	$(496)
Diluted weighted average common shares outstanding	48,262	45,913
Dilutive effect of options and other stock awards	—	—
Adjusted Diluted Weighted Average Common Shares Outstanding*	48,262	45,913
Adjusted Diluted Earnings Per Common Share	$0.05	$(0.01)
(i)The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.
Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended March 31,
	2020	2019
Diluted earnings per common share	$0.02	$(0.04)
Southbridge Landfill closure charge	0.01	0.01
Expense from acquisition activities and other items	0.02	0.02
Tax effect	—	—
Adjusted Diluted Earnings Per Common Share	$0.05	$(0.01)

Following is a reconciliation of Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$14,791	$4,777
Capital expenditures	(19,851)	(18,243)
Proceeds from sale of property and equipment	51	57
Landfill closure, site improvement and remediation (i)	1,458	1,990
Expense from acquisition activities and other items (ii)	477	663
Non-recurring capital expenditures (iii)	5,860	2,308
Waste USA landfill phase VI capital expenditures (iv)	1,235	—
Normalized Free Cash Flow	$4,021	$(8,448)
(i)Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation.
(ii)Includes cash outlays associated with acquisition activities and other items.
(iii)Includes capital expenditures related to acquisitions and other non-recurring items.
(iv)Includes capital expenditures related to Waste USA landfill phase VI construction and development.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from debt and Consolidated EBITDA* from Net cash provided by operating activities:

	Twelve Months Ended March 31, 2020	Covenant Requirement at March 31, 2020
Consolidated Net Leverage Ratio (i)	3.10	4.00
(i)Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated debt, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $537,789 as of March 31, 2020, or $562,010 of consolidated debt, less $24,221 of cash and cash equivalents in excess of $2,000 as of March 31, 2020), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of March 31, 2020. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended March 31, 2020
Net cash provided by operating activities	$126,843
Changes in assets and liabilities, net of effects of acquisitions and divestitures	26,663
Gain on sale of property and equipment	698
Non-cash expense from acquisition activities and other items	(583)
Withdrawal costs - multiemployer pension plan	(2,230)
Southbridge Landfill non-cash closure charge	(125)
Operating lease right-of-use assets expense	(9,397)
Stock-based compensation	(7,354)
Interest expense, less amortization of debt issuance costs	22,349
Benefit for income taxes, net of deferred income taxes	(1,329)
Adjustments as allowed by the credit agreement	18,061
Consolidated EBITDA	$173,596

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended March 31, 2020 and 2019 are as follows:

	Three Months Ended March 31,
	2020	% of Total Revenues	2019	% of Total Revenues
Collection	$94,577	51.7%	$83,080	50.8%
Disposal	38,625	21.1%	36,054	22.0%
Power generation	1,026	0.6%	1,136	0.7%
Processing	1,121	0.6%	878	0.5%
Solid waste operations	135,349	74.0%	121,148	74.0%
Organics	14,932	8.2%	13,596	8.3%
Customer solutions	21,663	11.8%	18,154	11.1%
Recycling	10,966	6.0%	10,766	6.6%
Resource solutions operations	47,561	26.0%	$42,516	26.0%
Total revenues	$182,910	100.0%	$163,664	100.0%

Components of revenue growth for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 are as follows:

	Amount	% of Related Business	% of Operations	% of Total Company
Solid waste operations:
Collection	$4,304	5.2%	3.6%	2.6%
Disposal	2,759	7.7%	2.2%	1.7%
Processing	—	—%	—%	—%
Solid waste price	7,063	12.9%	5.8%	4.3%
Collection (i)	(2,681)		(2.2)%	(1.6)%
Disposal	(574)		(0.5)%	(0.4)%
Processing	2		—%	—%
Solid waste volume	(3,253)		(2.7)%	(2.0)%
Fuel surcharge and other fees	1,256		1.1%	0.8%
Commodity price and volume	(342)		(0.3)%	(0.2)%
Acquisitions, net divestitures	10,266		8.5%	6.3%
Closed operations	(10)		—%	—%
Total solid waste operations	14,980		12.4%	9.2%
Resource solutions operations:
Organics	1,336		3.1%	0.8%
Customer solutions (i)	2,730		6.4%	1.7%
Recycling:
Commodity price	(2,159)	(20.1)%	(5.1)%	(1.3)%
Processing price	2,002	18.6%	4.7%	1.2%
Volume	77	0.7%	0.2%	—%
Commodity acquisition	280	2.7%	0.7%	0.2%
Recycling	200	1.9%	0.5%	0.1%
Total resource solutions operations	4,266		10.0%	2.6%
Total company	$19,246			11.8%

(i)Adjusted for $779 of inter-company movements between solid waste collection volume and customer solutions associated with the acquisition of a business.

Solid waste internalization rates by region for the three months ended March 31, 2020 and 2019 are as follows:

	Three Months Ended March 31,
	2020	2019
Eastern region	47.4%	46.3%
Western region	58.7%	61.5%
Solid waste internalization	53.3%	53.5%
Components of capital expenditures (i) for the three months ended March 31, 2020 and 2019 are as follows:

	Three Months Ended March 31,
	2020	2019
Growth capital expenditures	$504	$501
Non-recurring capital expenditures	5,860	2,308
Waste USA landfill phase VI capital expenditures	1,235	—
Replacement capital expenditures:
Landfill development	4,058	2,245
Vehicles, machinery, equipment and containers	6,093	11,916
Facilities	1,043	1,076
Other	1,058	197
Replacement capital expenditures	12,252	15,434
Capital expenditures	$19,851	$18,243

(i)The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant. Waste USA landfill phase VI capital expenditures are defined as costs related to phase VI cell permitting, engineering and construction.